EXHIBIT 5.1
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                               [GRAPHIC OMITTED]
                           [LOGO - MACLEOD DIXON LLP]



April 21, 2005

U.S. Securities and Exchange Commission

Dear Sirs:

                          RE:   ENCANA CORPORATION
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            We have acted as counsel to EnCana Corporation (the "Corporation"), a corporation incorporated under the laws of Canada, and have been asked to give this opinion in connection with the registration on Form S-8 of 7,000,000 common shares of the Corporation (the "Shares") issuable pursuant to options granted under the Corporation's Key Employee Stock Option Plan and the Corporation's Director Stock Option Plan (the "Plans").

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records of corporate proceedings and certificates of the Corporation and such other material as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, conformed, notarial or true copies, or telecopies or reproductions. This opinion is rendered solely with respect to the laws of the province of Alberta and the federal laws of Canada applicable therein.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued upon exercise of options in accordance with the Plans and receipt by the Corporation of the consideration for such shares, will be validly issued and outstanding as fully paid and non-assessable shares of the Corporation.

            We hereby consent to the use of our name in the registration statement relating to the Shares and to the filing, as an exhibit to such registration statement, of this opinion.

                                        Yours truly,

                                        MACLEOD DIXON LLP


                                        /s/ Kevin E. Johnson
                                        --------------------
                                        Kevin E. Johnson




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